CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

R. Jay Gerken, President and Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer, of Legg Mason Global Asset Management Trust - Legg Mason BW Diversified Large Cap Value Fund (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2011 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Chief Executive Officer	Chief Financial Officer
Legg Mason Global Asset Management Trust -	Legg Mason Global Asset Management Trust -
Legg Mason BW Diversified	Legg Mason BW Diversified
Large Cap Value Fund	Large Cap Value Fund

/s/ R. Jay Gerken	/s/ Kaprel Ozsolak
R. Jay Gerken	Kaprel Ozsolak
Date: May 27, 2011	Date: May 27, 2011

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.